Exhibit 99.1

FOR IMMEDIATE RELEASE

Mountain High Acquisitions Corp. Acquires Extraction Equipment Provider One Lab Co. with Five-Year Lease Agreement for Modular Extraction Lab to serve the Washington Cannabis Industry

(DENVER, Colo.) August 21, 2018 – MOUNTAIN HIGH ACQUISITIONS CORP. (OTCQB: MYHI), announces it has closed on the acquisition of One Lab Co., a Nevada-based company that provides extraction equipment to the cannabis industry. The acquisition brings with it a five-year lease of its modular extraction lab to Workforce Labor Solutions, LLC, which provides turnkey labor and extraction services to licensed cannabis producers in Washington state.

“The abundance of cannabis currently being cultivated by licensed growers has created increased demand for access to extraction facilities,” said MYHI CEO Alan Smith. “We’re meeting this growing need in the cannabis space, which stems from an increasing number of consumers interested in cannabis, but who don’t want to smoke it. As a result, demand for edibles and other end products is growing—but to make these products, cannabis product makers require a variety of quality cannabis extractions. Thus, providing access to highly efficient, state-of-the-art extraction equipment is part of our strategy to drive revenue and we intend to pursue this niche aggressively in the coming year.”

As a part of the acquisition of One Lab Co., two individuals have joined the MYHI Board of Directors, Raymond Watt and Matt Walker. Raymond Watt is the co-founder and General Partner of Simplexity Venture Studios, a strategic early-stage Investment firm based in San Diego.  Mr. Watt has successfully started and sold numerous technology companies and has a 20-year plus experience in in both Software Development and Enterprise System Outsourcing. Matt Walker is the founder and CEO of Seaport Assets, Inc., a real estate acquisition and asset management firm in Carlsbad, CA.  Mr. Walker was previously the CEO and founder of Main Path, Inc., based in San Diego. Mr. Walker successfully exited Main Path, after 10-years of consistent, year-over-year growth, when he sold the majority of his position to a private equity group. Mr. Walker has consulted with dozens of small to mid-sized businesses over the past 15 years. Mr. Walker also served on the Board of Directors for Resource Nation, Inc., which went on to acquire Business.com in partnership with JMI Equity.

“MYHI helps licensed cannabis producers minimize business risk by providing access to state-of-the-art equipment without the need to outlay capital for critical assets such as extraction equipment,” said Walker, who will serve as General Manager at the Washington facility where the equipment will be located.

According to Walker and the equipment manufacturer, the MeP™ extraction technology to be utilized by One Lab Co. has redefined production throughput for the cannabis extraction industry. With the ability to process 15 pounds per hour, it offers more material throughput than any other hydrocarbon extractors on the market.  It is also the most versatile machine on the market, capable of producing many types of extractions including shatter, oil, wax, live resin and more. The equipment has been third party peer reviewed by professional engineers and meets all regulatory requirements for safe and legal operation in AZ, CO, CA, HI, MA, MD, ME, MI, MN, NV, OH, OR, PA, and WA. It also meets or exceeds all industry listed standards:  ASME SECTION Viii, IFC, NFPA 58, 3-A Sanitary Standard, CLASS 1 DIVISION 1, NSF and UL21.

About MYHI

Mountain High Acquisitions Corp. (OTCQB: MYHI) is a holding company focused on the acquisition and development of businesses and other assets within the cannabis sector. The company’s mission is to serve licensed cannabis growers and producers, providing access to turnkey infrastructure solutions and cost-cutting technologies. For additional information please visit www.mountainhighac.com.

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